                                                                    Exhibit 99.3
                                                                          Page 8

Case Name: Aerovox, Inc.                                              FORM OPR-3
Case No.:  01-14680 jnf
TRADE ACCOUNTS RECEIVABLE

                                             Total        Current       1-30 days    31-60 days     61-90 days   over 90 days
                                             -----        -------       ---------    ----------     ----------   ------------
Month: October 27, 2001                     7,769,402     3,823,647     2,096,960       520,050        390,314       938,431
  Allowance for Doubtful Account           (1,327,909)

Month: December 01, 2001                    7,467,141     3,805,595     2,061,948       281,455        129,529     1,188,614
  Allowance for Doubtful Account           (1,340,439)

Month: December 29, 2001                    7,230,853     3,620,279     1,900,573       489,264         19,898     1,200,839
  Allowance for Doubtful Account           (1,350,439)

Month: January 26, 2002                     7,167,409     4,062,705     1,346,965       398,867        217,644     1,141,228
  Allowance for Doubtful Account           (1,359,439)

Month: February 23, 2002                    7,698,454     4,385,692     1,879,006       158,952         79,734     1,195,070
  Allowance for Doubtful Account           (1,368,595)

Note: Days aged denotes past due, i.e. 1-30 days past due.